UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 2, 2023

Date of Report (Date of earliest event reported)

SHAKE SHACK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36823	47-1941186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

225 Varick Street, Suite 301 New York, New York	10014
(Address of principal executive offices)	(Zip Code)

(646) 747-7200

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001	SHAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2023, Shake Shack Inc. (the “Company”) announced that Zachary Koff, its Chief Operating Officer, will be leaving the Company, effective September 7, 2023 (the “Separation Date”). Through the Separation Date, Mr. Koff will work to transition his duties.

Mr. Koff is eligible, pursuant to the terms of his Amended and Restated Employment Agreement, dated January 5, 2017, to receive certain separation payments. Pursuant to a Separation Agreement and General Release entered into by and between Mr. Koff and the Company on August 2, 2023, the Company will pay Mr. Koff (i) an amount equal to Mr. Koff’s full annual base salary in one lump sum; (ii) an amount equal to two-thirds of the amount of the performance-based cash bonus for the third quarter of fiscal 2023 that would have been payable to Mr. Koff if he was still employed as of the applicable bonus payment date, which shall be paid only if the Company attains the performance-based goals for the third quarter of fiscal 2023; (iii) an amount equal to the accelerated vesting of certain outstanding Restricted Stock Units that would have been issuable to Mr. Koff if he was still employed at the Company as of their applicable vesting dates, less any Federal, state, local, or foreign taxes required by law to be withheld by reducing the number of shares of common stock otherwise deliverable to Mr. Koff; and (iv) Company reimbursement, for a period of 12 months following the Separation Date, of the portion of Mr. Koff’s COBRA continuation costs that would have been payable by the Company had he remained employed, provided, however, that Mr. Koff shall no longer receive reimbursement to the extent he obtains future employment. Mr. Koff shall have the right to compete with the Company, provided, however, that in such event, he shall not be entitled to any of the amounts stated above on or after the date he first so competes. Mr. Koff will also be subject to confidentiality, non-solicitation, non-disparagement and post-termination cooperation covenants.

 Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Separation Agreement by and between Zachary Koff and Shake Shack Enterprises, LLC., executed August 2, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shake Shack Inc.
(Registrant)

Dated: August 3, 2023	By:	/s/ Ronald Palmese, Jr.
Ronald Palmese, Jr.
Chief Legal Officer